SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2016

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 21, 2016, the Board of Directors of Chemung Financial Corporation (the “Corporation”) appointed Anders M. Tomson, President and Chief Executive Officer of the Corporation and its banking subsidiary, Chemung Canal Trust Company (the “Bank”). The transition had been previously announced in the Corporation’s Form 8-K, filed with the Securities and Exchange Commission on May 13, 2016. Tomson replaces Ronald M. Bentley who retired as Chief Executive Officer. Mr. Bentley will continue to serve as a director of the Corporation and the Bank.

In addition, on December 21, 2016, the Board of Directors of the Bank approved continuing Mr. Bentley’s employment as a part-time employee for calendar year 2017 to serve as an advisor to the Corporation. Mr. Bentley will receive an annual salary of $50,000, a company owned vehicle and reimbursement for other reasonable business expenses. Mr. Bentley will not be entitled to participate in any benefit plans except certain health plan benefits.

The press release for the appointment of Mr. Tomson is furnished as Exhibit 99.1 to this report.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2016, the Board of Directors of Chemung Financial Corporation approved an amendment to Article III, Section 3 of the Amended and Restated Bylaws of Chemung Financial Corporation increasing the number of board members from twelve (12) to thirteen (13).

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

	3.1	Amended and Restated Bylaws of Chemung Financial Corporation, as amended to December 21, 2016.

	99.1	Press Release of Chemung Financial Corporation dated December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

December 22, 2016	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer